EXHIBIT 4

PUBLIC COMPANY MANAGEMENT CORPORATION

2005 NON-EMPLOYEE AND CONSULTANTS

RETAINER STOCK PLAN

1.

INTRODUCTION.

This  plan  shall  be  known  as  "Public Company Management Corporation 's  2005 Non-Employee and  Consultants  Retainer  Stock Plan" is  hereinafter referred  to as the "Plan".  The  purposes of the Plan are to enable Public Company Management Corporation, a Nevada corporation ("Company"), to promote the interests of the Company and its  shareholders  by attracting  and retaining  non-employee contractors  and  consultants  capable of  furthering  the  future  success of the Company and by aligning their economic  interests more closely with those of the Company's  shareholders,  by paying their retainer or fees in the form of shares of the  Company's  common  stock,  par value one tenth of one cent  ($0.001) per share ("Common Stock").

2.  DEFINITIONS.

The following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Section 12(d).

"Code" means the Internal  Revenue Code of 1986,  as amended,  and the rules and regulations  thereunder.  References  to any  provision  of the  Code or rule or regulation  thereunder  shall be deemed to  include  any  amended  or  successor provision, rule or regulation.

"Committee" means the committee that administers the Plan, as more fully defined in Section 13.

"Common Stock" has the meaning set forth in Section 1.

"Company" has the meaning set forth in Section 1.

"Deferral Election" has the meaning set forth in Section 6.

"Deferred Stock Account" means a bookkeeping  account  maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to Section 7.

"Delivery Date" has the meaning set forth in Section 6.

"Director"  means an individual who is a member of the Board of Directors of the Company.

"Effective Date" has the meaning set forth in Section 3.

"Exchange Act" has the meaning set forth in Section 13(b).

"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the OTC Bulletin Board  or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed, on the last  trading  day prior to the date with  respect to which the Fair Market Value is to be determined.

"Participant" has the meaning set forth in Section 4.

"Payment  Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

"Stock Retainer" has the meaning set forth in Section 5.

"Third Anniversary" has the meaning set forth in Section 6.

3.  EFFECTIVE DATE OF THE PLAN.

The Plan was adopted by the Board effective June 20, 2005 ("Effective Date").

4.  ELIGIBILITY.

Each  individual  who is a sub-contractor or consultant on the Effective Date and each individual  who becomes a sub-contractor or consultant  thereafter  during the term of the Plan,  shall be a  participant  ("Participant")  in the  Plan,  in each case during such period as such  individual  remains a sub-contractor or consultant  and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written  agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an  agreement  is  required by the  Company to assure  compliance  with all applicable laws and regulations.

5.  GRANTS OF SHARES.

Commencing  on the  Effective  Date,  the amount for  service  to  sub-contractor or consultant  shall  instead  be  payable  in  whole or in part in shares  of  Common  Stock  ("Stock Retainer")  pursuant to this Plan at the price specified in the agreement or the fair market value at the time of the  agreement  was signed  between the company and the sub-contractor or consultant.

6.  DEFERRAL OPTION.

From and after  the  Effective  Date,  a  Participant  may make an  election  (a "Deferral  Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following way the Stock Retainer is to be delivered: (a) on the date which is three years after the  Effective  Date for which it was originally  payable  ("Third  Anniversary"),  (b) on the  date  upon  which  the Participant  ceases to be a sub-contractor or consultant  for any reason  ("Departure Date") or (c) in five equal annual installments commencing on the Departure Date ("Third  Anniversary"  and  "Departure  Date" each being referred to herein as a "Delivery  Date").  Such  Deferral  Election  shall  remain in  effect  for each Subsequent  Year unless  changed,  provided  that,  any Deferral  Election  with respect to a  particular  Year may not be changed less than six (6) months prior to the  beginning  of such  Year and  provided,  further,  that no more than one Deferral Election or change thereof may be made in any Year.

Any Deferral  Election  and any change or  revocation  thereof  shall be made by delivering  written notice thereof to the Committee no later than six (6) months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral  Election or  revocation  thereof must be delivered no later than the close of business on the thirtieth (30th) day after the Effective Date.

7.  DEFERRED STOCK ACCOUNTS.

The Company shall  maintain a Deferred  Stock Account for each  Participant  who makes a Deferral  Election  to which  shall be  credited,  as of the  applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates.  So long as any amounts in such Deferred Stock Account have not been delivered to the Participant  under Section 8, each Deferred  Stock Account shall be credited as of the payment date for any distribution made with respect to the Common Stock, with a number of shares of Common  Stock  equal to (a) the number of shares of Common Stock shown in such Deferred  Stock Account on the record date for such distribution  multiplied by (b) the Equivalent for such distribution.

8. DELIVERY OF SHARES.

(a) The shares of Common Stock in a  Participant's  Deferred  Stock Account with respect  to any Stock  Retainer  for  which a  Deferral  Election  has been made  shall be delivered in accordance  with this Section 8 as soon as practicable  after the  applicable  Delivery  Date.  Except  with  respect  to a Deferral  Election  pursuant to Section  6(c),  or other  agreement  between the parties,  such shares  shall be  delivered at one time;  provided  that,  if the number of shares so delivered  includes a fractional share, such number shall be rounded to the nearest whole number of shares.  If the Participant has in effect a  Deferral  Election  pursuant  to  Section  6(c),  then such  shares  shall be delivered  in  five  equal  annual   installments,  with the first such installment  being delivered on the first anniversary of the Delivery Date;  provided  that,  if in order to equalize  such  installments,  fractional shares  would have to be  delivered,  such  installments  shall be  adjusted  by rounding  to the nearest  whole  share.  If any such shares are to be  delivered after the  Participant  has died or become  legally  incompetent,  they shall be delivered to the Participant's estate or legal guardian,  as the case may be, in accordance  with the foregoing;  provided that, if the  Participant  dies with a Deferral  Election  pursuant  to Section  6(c) in effect,  the  Committee  shall deliver  all  remaining   undelivered   shares  to  the   Participant's   estate immediately.  References to a Participant  in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company  may, but shall not be required  to,  create a grantor  trust or utilize an  existing  grantor  trust (in either  case,  "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations  under this Section 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust,  except that deliveries of Stock  Retainers to Participants  from the Trust shall,  to the extent  thereof,  be treated as  satisfying  the  Company's obligations under this Section 8.

9. SHARE CERTIFICATES; VOTING AND OTHER RIGHTS.

The  certificates  for shares  delivered to a Participant  pursuant to Section 8 above  shall be  issued in the name of the  Participant,  and from and after the date of such  issuance  the  Participant  shall be  entitled  to all rights of a shareholder  with respect to Common  Stock for all such shares  issued in his or her name,  including  the right to vote the shares,  and the  Participant  shall receive all distributions paid or made with respect thereto.

10. GENERAL RESTRICTIONS.

(a)  Notwithstanding any other provision of the Plan or agreements made pursuant thereto,  the Company shall not be required to issue or deliver any  certificate or  certificates  for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Any  registration or other  qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other  qualification  which the Committee shall,  upon the advice of counsel, deem necessary or advisable; and

(ii) Obtaining any other consent, approval, or permit from any state or federal governmental  agency which the Committee  shall,  after  receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing  contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

11. SHARES AVAILABLE.

Subject to Section 12 below,  the maximum number of shares of Common Stock which may in the  aggregate  be paid as Stock  Retainers  pursuant  to the Plan is Six Hundred and Seventy Thousand (670,000).  Shares of Common Stock issueable under the Plan may be taken from  treasury  shares of the Company, transferred from the officers, majority shareholders, and/or directors of the Company, or purchased on the open market.

12. ADJUSTMENTS; CHANGE OF CONTROL.

(a) In the event that there is, at any time after the Board adopts the Plan, any change  in  corporate  capitalization,  such as a stock  split,  combination  of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value,  reclassification,  or recapitalization, or a  corporate  transaction,  such as any  merger,  consolidation,  separation, including a spin-off,  or other extraordinary  distribution of stock or property of the Company,  any reorganization  (whether or not such  reorganization  comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"),  in each case other than any such Transaction  which constitutes a Change of Control (as defined  below),  (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other  property which would have been received by a holder of the  number of shares of  Common  Stock  held in such  Deferred  Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such  Transaction,  (ii) the number and kind of shares or other  property subject to the Plan shall  likewise  be  appropriately  adjusted  to reflect the effectiveness   of  any  such   Transaction   and  (iii)  the  Committee shall appropriately  adjust  any other  relevant  provisions  of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

(b) If the shares of Common Stock  credited to the Deferred  Stock  Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common  Stock shall be deemed,  where  appropriate,  to refer to such other form of property,  with such other  modifications  as may be required for the Plan to operate in accordance  with its purposes.  Without  limiting the generality of the foregoing,  references to delivery of certificates  for shares of Common  Stock shall be deemed to refer to delivery of cash and the  incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment  contemplated  by Section 12(a), in the event of a Change  of  Control,  the  following  shall  occur on the date of the  Change of Control:  (i) the  shares of Common  Stock held in each  Participant's  Deferred Stock Account shall be deemed to be issued and  outstanding  as of the Change of Control;  (ii) the Company shall forthwith deliver to each Participant who has a Deferred  Stock Account all of the shares of Common Stock or any other  property held in such Participant's  Deferred Stock Account;  and (iii) the Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

(i) The  acquisition by any  individual,  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities  Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial  ownership  (within the meaning of Rule 13d-3  promulgated  under the Exchange  Act) of twenty  percent (20%) or more of either (a) the then  outstanding  shares of common  stock of the Company ("Outstanding  Company  Common  Stock") or (b) the combined  voting power of the then outstanding  voting securities of the Company entitled to vote generally in the election of directors  ("Outstanding Company Voting Securities");  provided, however,  that the  following  acquisitions  shall  not  constitute  a Change of Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or  maintained  by the Company or any  corporation  controlled  by the Company or (d) any acquisition by any corporation  pursuant to a reorganization, merger  or  consolidation,   if,  following  such   reorganization,   merger  or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this Section 12(d) are satisfied; or  (ii) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director  subsequent  to the date  hereof  whose  election,  or  nomination  for election by the  Company's  shareholders,  was  approved by a vote of at least a majority  of  the  directors  then  comprising  the  Incumbent  Board  shall  be considered as though such individual were a member of the Incumbent  Board,  but excluding,  for this purpose,  any such individual  whose initial  assumption of office occurs as a result of either an actual or threatened election contest (as such  terms are used in Rule  14a-11 of  Regulation  14A  promulgated  under the Exchange Act) or other actual or threatened  solicitation of proxies or consents by or on behalf of a Person other than the Board; or  (iii) Approval by the shareholders of the Company of a  reorganization,  merger, binding share exchange or consolidation,  unless, following such reorganization, merger,  binding  share  exchange or  consolidation  (a) more than sixty percent (60%) of,  respectively,  the then  outstanding  shares  of common  stock of the corporation resulting from such reorganization,  merger,  binding share exchange or consolidation  and the combined voting power of the then  outstanding  voting securities  of such  corporation  entitled to vote  generally in the election of directors  is  then  beneficially  owned,  directly  or  indirectly,  by  all or substantially  all of the  individuals  and  entities  who were  the  beneficial owners,  respectively,  of the Outstanding  Company Common Stock and Outstanding Company Voting  Securities  immediately  prior to such  reorganization,  merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange  or  consolidation,   of  the  Outstanding  Company  Common  Stock  and Outstanding  Company  Voting  Securities,  as the  case  may be,  (b) no  Person (excluding  the  Company,  any employee  benefit plan (or related  trust) of the Company or such corporation resulting from such reorganization,  merger, binding share exchange or consolidation and any Person beneficially owning,  immediately prior to such reorganization,  merger,  binding share exchange or consolidation, directly or indirectly,  twenty percent (20%) or more of the Outstanding Company Common  Stock or  Outstanding  Company  Voting  Securities,  as the case may be) beneficially  owns,  directly or  indirectly,  twenty  percent (20%) or more of, respectively,  the then  outstanding  shares of common stock of the  corporation resulting  from  such   reorganization,   merger,   binding  share  exchange  or consolidation  or the  combined  voting  power  of the then  outstanding  voting securities  of such  corporation  entitled to vote  generally in the election of directors  and (c) at least a majority of the members of the board of  directors of the corporation  resulting from such  reorganization,  merger,  binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement  providing for such  reorganization,  merger, binding share exchange or consolidation; or  (iv) Approval by the  shareholders of the Company of (a) a complete  liquidation or  dissolution  of the Company or (b) the sale or other  disposition  of all or substantially  all of the assets of the  Company,  other than to a  corporation, with respect to which  following such sale or other  disposition,  (x) more than sixty  percent (60%) of,  respectively,  the then  outstanding  shares of common stock of such  corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors  is then  beneficially  owned,  directly or  indirectly,  by all or substantially  all of the  individuals  and  entities  who were  the  beneficial owners,  respectively,  of the Outstanding  Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership,  immediately prior to such sale  or  other  disposition,  of  the  Outstanding  Company  Common  Stock  and Outstanding  Company  Voting  Securities,  as the  case  may be,  (y) no  Person (excluding  the Company and any employee  benefit plan (or related trust) of the Company or such  corporation  and any Person  beneficially  owning,  immediately prior to such sale or other disposition,  directly or indirectly, twenty percent (20%) or more of the  Outstanding  Company Common Stock or  Outstanding  Company Voting  Securities,   as  the  case  may  be)  beneficially  owns,  directly  or indirectly, twenty percent (20%) or more of, respectively,  the then outstanding shares of common stock of such  corporation and the combined voting power of the then  outstanding  voting  securities  of  such  corporation  entitled  to  vote generally  in the  election  of  directors  and (z) at least a  majority  of the members  of the board of  directors  of such  corporation  were  members  of the Incumbent Board at the time of the execution of the initial  agreement or action of the  Board  providing  for such  sale or other  disposition  of assets of the Company.

13. ADMINISTRATION; AMENDMENT AND TERMINATION.

(a) The Plan shall be  administered  by a committee  consisting of three members who shall be the current  directors of the Company or senior executive  officers or other  directors who are not  Participants  as may be designated by the Chief Executive Officer ("Committee"), which shall have full authority to construe and interpret  the Plan,  to  establish,  amend and  rescind  rules and  regulations relating  to  the  Plan,  and to  take  all  such  actions  and  make  all  such determinations  in  connection  with  the  Plan  as it  may  deem  necessary  or desirable. (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability  under Section 16(b) of the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"), as it may deem proper and in the best  interest of the Company  without  further approval of the Company's  stockholders,  provided that, to the extent  required under Florida law or to qualify  transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's  stockholders  and,  provided, further,  that if and to the extent  required  for the Plan to comply  with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six (6) month period that would  change the amount,  price or timing of the grants of Common  Stock  hereunder  other than to comport  with changes  in the  Internal  Revenue  Code  of  1986,  as  amended,  the  Employee Retirement  Income  Security  Act  of  1974,  as  amended,  or  the  regulations thereunder.  (c) The  Board  may  terminate  the Plan at any time by a vote of a majority of the members thereof.

14. MISCELLANEOUS.

(a) Nothing in the Plan shall be deemed to create any  obligation on the part of the Board to nominate any Director for reelection by the Company's  shareholders or to limit the rights of the shareholders to remove any Director.

(b) The  Company  shall  have the right to  require,  prior to the  issuance  or delivery of any shares of Common Stock pursuant to the Plan,  that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld  with respect to the issuance or delivery of such shares,  including  without  limitation by the  withholding of shares that would otherwise be so issued or delivered,  by withholding  from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

15. GOVERNING LAW.

The Plan and all actions taken  thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

PUBLIC COMPANY MANAGEMENT CORPORATION

By: /s/ Stephen Brock

Stephen Brock

Chief Executive Officer